EXHIBIT 21.1
SUBSIDIARIES OF THE COMPANY

Name of Subsidiary	Jurisdiction of Incorporation

Maxim Integrated Products UK Limited	United Kingdom

Maxim Integrated Products GmbH	Germany

Maxim Gesellschaft fur elektronische integrierte Baustine GmbH	Germany

Maxim France SARL	France

Maxim Integrated Products Netherlands B.V.	Netherlands

Maxim Integrated Products GmbH	Austria

Maxim Integrated Products (Ireland) Holdings Limited	Ireland

Maxim Integrated Products International Limited	Ireland

Maxim Integrated Products International Sales Limited	Ireland

Maxim Overseas Technology SARL	Luxembourg

Maxim Japan Co., Ltd.	Japan

Maxim Integrated Products Korea Inc.	Korea

Maxim Philippines- Assembly Corporation	Philippines

Maxim Philippines Operating Corporation	Philippines

Maxim Philippines Holding Corporation	Philippines

Maxim Philippines Land Corporation *	Philippines

* This Subsidiary is 40% owned by the Registrant.

Maxim (I.P.) Enterprise Solutions Corporation	Philippines

Maxim Integrated Products (Thailand) Co., Ltd.	Thailand

MXIM Circuits Design Shanghai Limited	China

Name of Subsidiary	Jurisdiction of Incorporation

Maxim India Integrated Circuit Design Private Limited	India

Maxim Mikroelektronik Tasarim ve Gelistirme Ltd. Sti	Turkey

Maxim Nordic ApS	Denmark

Maxim International Holding, Inc.	Delaware

L&L Engineering, LLC	New Hampshire

Maxim Technology Ltd.	Cayman Islands

Maxim Holding Company Ltd.	Cayman Islands

Maxim Semiconductor Corporation (Taiwan)	Delaware

Dallas Semiconductor Philippines, Inc.	Philippines

Maxim Integrated Products Asia Limited	Hong Kong

Maxim Dallas (Shanghai) Semiconductor Trading Co. Ltd.	China

Mobilygen Corporation	California

Innova Card	France

Teridian Semiconductor Holdings Corp.	Delaware

Teridian Semiconductor Intermediate Holding Corp.	Delaware

Teridian Semiconductor Corporation	California

Phyworks Limited	United Kingdom

Maxim Integrated Products India Sales Private Limited	India

IPR Limited	Cayman Islands

Calvatec Limited	United Kingdom

Genasic Design Systems Ltd.	United Kingdom

Maxim Integrated Germany GmbH	Germany

Maxim Integrated GmbH	Austria

Metrixx Limited	United Kingdom

Name of Subsidiary	Jurisdiction of Incorporation

Cambridge Analog Technologies, Inc.	Delaware

TagArray, Inc.	Delaware

Bedrock Automation Platforms, Inc.	Delaware

Scintera Networks LLC	Delaware

Volterra Semiconductor LLC	Delaware

Volterra Asia Pte. Ltd.	Singapore

Volterra Global Marketing Ltd.	Cayman Islands

Volterra International Ltd.	Cayman Islands

Volterra Semiconductor Technology (Shanghai) Co. Ltd.	China